UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2024

enGene Holdings Inc.

(Exact name of Registrant as Specified in Its Charter)

British Columbia	001-41854	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4868 Rue Levy, Suite 220 Saint-Laurent, Quebec, Canada	H4R 2P1
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 514 332-4888

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	ENGN	The Nasdaq Stock Market LLC
Warrants, each exercisable for one Common Share, at an exercise price of $11.50 per Common Share	ENGNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer

Ronald H. W. Cooper

Effective July 22, 2024, the Board of Directors (the “Board”) of enGene Holdings Inc. (the “Company”) appointed Ronald H.W. Cooper as Chief Executive Officer of the Company and as a director of the Company’s Board as part of the Chief Executive Officer succession plan the Company announced on February 14, 2024. Mr. Cooper succeeds Jason D. Hanson, who, as previously announced, informed the Company of his decision to resign pending the Company’s completion of its search for his successor. Mr. Hanson’s separation from the Company and resignation as a director became effective July 21, 2024, and his resignation is not the result of any disagreement with the Company.

Mr. Cooper, age 61, most recently served as the President and Chief Executive Officer and as a member of the board of directors of Albireo Pharma, Inc., a position he held from November 2016 until that company’s acquisition by Ipsen in March 2023. He also previously served as president and chief executive officer of Albireo Limited from July 2015 until November 2016 and as a director of Albireo Limited from September 2015 until Albireo Limited was dissolved in August 2021. Earlier in his career, Mr. Cooper spent nearly 30 years at Bristol-Myers Squibb (BMS) in roles of increasing responsibility in sales, marketing and general management, most recently serving as President, Europe. While at BMS, he played a leadership role in several successful product launches. Mr. Cooper currently serves as the Chairman of the board of directors of C4 Therapeutics, Inc. (NASDAQ: CCCC) and as a member of the board of directors of Generation Bio Co. (NASDAQ: GBIO). He is a graduate of St. Francis Xavier University. The Board believes Mr. Cooper is qualified to serve on the Company’s Board due to his extensive experience in the pharmaceutical and biotechnology industries, including in leadership and management roles, and his knowledge of our business as Chief Executive Officer. Mr. Cooper is a resident of Massachusetts, USA.

Effective as of July 22, 2024, in connection with his appointment as Chief Executive Officer, enGene USA Inc., an indirect, wholly-owned subsidiary of the Company (“enGene USA”), and Mr. Cooper entered into an employment agreement (the “Cooper Employment Agreement”), pursuant to which Mr. Cooper is entitled to an annual base salary of $700,000, to an annual 60% bonus opportunity (prorated for 2024), and to participate in enGene USA’s employee benefit plans. In addition, the Cooper Employment Agreement provides for the grant to Mr. Cooper of an inducement equity award consisting of a non-qualified stock option to purchase 1,250,000 of the Company’s common shares. The Company granted the stock option to Mr. Cooper on July 22, 2024 at an exercise price per share of $8.81. The stock option has a 10-year term and vests over four years, with 25% of the underlying shares vesting on the one-year anniversary of the grant date and the remainder vesting in equal amounts monthly for three years thereafter, subject to Mr. Cooper’s continued service as an employee of, or other service provider to, the Company through the applicable vesting dates.

The agreement to grant the stock option was an inducement material to Mr. Cooper’s entering into employment with the Company in accordance with NASDAQ Listing Rule 5635(c)(4). While the stock option was granted outside of the Company’s Amended and Restated enGene Holdings Inc. 2023 Incentive Equity Plan, it has terms and conditions consistent with those set forth under the Plan.

The Cooper Employment Agreement has no fixed term and is terminable at will. Pursuant to the Cooper Employment Agreement, (a) upon the termination of Mr. Cooper’s employment by enGene USA without Cause (as defined in the Cooper Employment Agreement) or by Mr. Cooper for Good Reason (as defined in the Cooper Employment Agreement), Mr. Cooper is entitled to receive post-termination severance benefits from enGene USA consisting of (i) twelve months’ base salary, (ii) twelve months of continued health insurance benefits, (iii) a prorated portion of his annual bonus, (iv) acceleration and vesting of any then unvested time-based equity awards that would have vested in the twelve-month period following such termination, and (v) acceleration and vesting of any then unvested equity awards that are subject to performance-based vesting; and (b) upon the termination of Mr. Cooper by enGene USA without Cause or by Mr. Cooper for Good Reason during a change in control period, which includes the ninety days prior to and twelve months following a change in control, Mr. Cooper is entitled to receive post-termination severance benefits from enGene USA consisting of (i) eighteen months’ base salary, (ii) an amount equal to his annual bonus opportunity at the target level, (iii) eighteen months of post-termination health insurance benefits; and (iv) acceleration and vesting of all then unvested equity awards, regardless of any restriction with respect to time, performance or other restrictions.

In addition, pursuant to the Cooper Employment Agreement, Mr. Cooper has agreed to standard restrictive covenant obligations, including a noncompete and nonsolicit obligation which run while employed and for twelve months thereafter, or eighteen months, if such termination occurs during a change in control period.

As an employee of the Company, Mr. Cooper will not receive any separate compensation for his service on the Board, nor will he serve on any committee of the Board. Mr. Cooper has been appointed to serve as a director for a term expiring on the annual general meeting of the Company to be held in 2026, or until his successor is duly elected and appointed.

There are no family relationships between Mr. Cooper and any of the executive officers or directors of the Company. Except as otherwise set forth herein, there is no arrangement or understanding between Mr. Cooper and any other person pursuant to which he was appointed as Chief Executive Officer and as a member of the Board, and there are no transactions in which Mr. Cooper has an interest requiring disclosure under Item 404(a) of Regulation S-K.

This summary of the Cooper Employment Agreement is qualified in its entirety by reference to the text of such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment of Jason D. Hanson’s Transition and Modification Agreement

As previously disclosed, on February 13, 2024, the Company (through its subsidiary, enGene USA, Inc.) and Jason Hanson entered into a Transition and Modification Agreement, dated February 13, 2024 (the “Hanson Transition Agreement”), which amended and modified the Employment Agreement, dated November 8, 2023, between Mr. Hanson and enGene USA (as so amended, the “Hanson Employment Agreement”), pursuant to which the Company and Mr. Hanson agreed to the terms of Mr. Hanson’s planned resignation from his positions as Chief Executive Officer of the Company and as a member of the Company’s Board, as well as all positions held at the Company’s subsidiaries upon the Company’s appointment of a new Chief Executive Officer.

On July 23, 2024, enGene USA and Mr. Hanson entered into the Amendment to Transition and Modification Agreement (the “TMA Amendment”), which further amends the Hanson Transition Agreement to provide that, subject to Board approval, the amount Mr. Hanson shall be eligible to receive pursuant to Section 6(c)(iii) of the Hanson Employment Agreement shall be $390,000, less applicable tax withholdings. The Amendment further provides that eligibility for this payment is subject to all other applicable terms and conditions set forth in the Hanson Transition Agreement and the Hanson Employment Agreement, including but not limited to timely execution and non-revocation of the Release (as defined therein).

All other terms of the Hanson Transition Agreement and the Hanson Employment Agreement remain the same, and as previously disclosed, effective as of July 22, 2024, Mr. Hanson was immediately engaged in a consulting role to provide transition services as a Senior Strategic Advisor to the Company for a period of at least six months following the effective date of his resignation (the “Consulting Period”) in exchange for a monthly fee of $25,000 for the initial six-month Consulting Period, and $500 per hour thereafter, provided that Mr. Hanson need not devote more than fifteen (15) hours per week to providing such transition services.

This summary of the TMA Amendment is qualified in its entirety by reference to the text of such agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.	Other Events.

Effective as of July 22, 2024, the Board promoted Dr. Raj Pruthi to the position of Chief Medical Officer of the Company, succeeding Dr. Richard Bryce. Dr. Bryce departed the Company effective July 19, 2024, pursuant to the terms of a Transition Services Agreement and General Release.

On July 24, 2024, the Company issued a press release announcing Mr. Cooper’s appointment as Chief Executive Officer and Dr. Pruthi’s promotion to Chief Medical Officer, as well as Mr. Hanson’s and Dr. Bryce’s departure. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Employment Agreement, dated July 22, 2024, by and between enGene USA, Inc. and Ronald H. W. Cooper.*

10.2	Amendment to Transition and Modification Agreement, dated July 23, 2024, by and between enGene USA, Inc. and Jason D. Hanson.*

99.1	Press Release of the Company dated July 24, 2024.

104	Cover Page Interactive Data File (Formatted as Inline XBRL)

*	Indicates a management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENGENE HOLDINGS INC.

Date: July 24, 2024	By:	/s/ Lee Giguere
	Name:	Lee Giguere
	Title:	Chief Legal Officer